Exhibit 99.1

Mach Natural Resources LP Announces Third-Quarter 2023 Financial and Operating Results

OKLAHOMA CITY, Oklahoma, December 6, 2023 — Mach Natural Resources LP (NYSE: MNR) (“Mach” or the “Company”) today reported financial and operating results for the three and nine months ended September 30, 2023, and additional Company updates.

Key Updates

●	Completed initial public offering (the “IPO”) of 10,000,000 common units at a public offering price of $19.00 per unit

●	Utilized approximately $104 million of the IPO proceeds to pay down prior credit facilities and approximately $66 million to purchase common units from the existing owners

●	Executed a Purchase and Sale Agreement to acquire assets from Paloma Partners IV, LLC and its affiliated companies (collectively “Paloma”) for $815 million (subject to customary closing adjustments) with an effective date of September 1, 2023, and expected closing of December 29, 2023

The highlights presented below reflect select financial metrics of our predecessor BCE-Mach III LLC.  The unaudited financial statements of our predecessor BCE-Mach III LLC are presented in their entirety in the appendix of this release. The business combination that resulted in our 100% ownership of BCE-Mach LLC, BCE-Mach II LLC and BCE-Mach III LLC occurred at the time of the IPO and the corporate reorganization and as a result was after the end of the third quarter and not reflected in the Form 10-Q.

BCE-Mach III LLC Financial and Operational Highlights

●	Reported sales volumes that averaged 49,390 barrels of crude oil equivalent (“Boe”) per day for the third quarter of 2023

●	Generated net income and Adjusted EBITDA(1) of $83 million and $121 million, respectively, for the third quarter of 2023

●	Incurred capital expenditures of $66 million for the third quarter of 2023

To facilitate a clearer representation of our third-quarter 2023 performance, all results presented hereinafter are on a pro forma basis to reflect the combined results of each of these three entities.

Pro Forma Financial and Operational Highlights

●	Reported sales volumes that averaged 66,280 barrels of crude oil equivalent (“Boe”) per day for the third quarter of 2023

●	Generated net income and Adjusted EBITDA(1) of $94 million and $140 million, respectively, for the third quarter of 2023

●	Incurred capital expenditures of $70 million, or 50% of Adjusted EBITDA(1) for the third quarter of 2023

Reflecting on the quarter, Mach’s Chief Executive Officer, Tom L. Ward, commented, “In the third quarter, we generated strong cash flow from better-than-expected production volumes while controlling costs across all areas of our business. Additionally, our strong results for the quarter were achieved while keeping our reinvestment rate below 50%. As we look ahead, our focus will remain the same—execute on our operations so that we can continue to deliver robust distributions to our unitholders.”

1)	Adjusted EBITDA is a non-GAAP financial measure. Please see “Reconciliation of Adjusted EBITDA and Cash Available for Distribution to GAAP Financial Measures” below for discussion and reconciliation of such measures to their most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Pro Forma Third-Quarter 2023 Operational Results

Mach’s sales volumes during the quarter averaged 66,280 Boe per day, which consisted of 28% oil, 54% natural gas and 18% natural gas liquids (“NGLs”).

Also during the third quarter, the Company spud 20 gross (15 net) wells and brought online 20 gross (16 net) wells. As of September 30, 2023, the Company had 6 gross (4 net) wells in various stages of drilling and completion.

Pro Forma Third-Quarter 2023 Financial Results

Mach reported net income of $94 million for the third quarter of 2023 and Adjusted EBITDA of $140 million.

For the third quarter of 2023, the average realized price was $80.88 per barrel of crude oil, $23.47 per barrel of NGLs and $2.36 per Mcf of natural gas.

Paloma Acquisition Update

Mach’s recently announced acquisition from Paloma (the “Paloma Acquisition”) is expected to close on December 29, 2023, adding 75 million Boe of proved developed producing (“PDP”) reserves, greater than 12 years of drilling inventory, and recent production of approximately 32,000 Boe per day.

“Our most recent acquisition from Paloma is accretive to both total cash available for distribution, as well as expected cash distribution per unit. This fits with the stated objectives of our Company:

(1) maximize distributions;

(2) disciplined acquisitions focused on accretion to distribution;

(3) maintain low leverage; and

(4) strategic reinvestment rate to optimize distributions.

Looking ahead, we will continue to act swiftly when the right opportunity arises, while assuring that Mach’s commitment to maximizing cash distributions to unitholders is upheld,” commented Tom L. Ward, Mach’s Chief Executive Officer.

In anticipation of the transaction, the Company has actively been adding to its existing hedges with the expectation that 2024 and 2025 PDP oil and natural gas production will be 50% and 25% hedged, respectively, by closing of the Paloma Acquisition.

Distributions

The Company’s first quarterly cash distribution as a public company is expected to be announced mid-February of 2024. The first quarterly cash distribution will be based on the results from the fourth quarter of 2023 and is expected to be distributed to unitholders in mid-March of 2024. Subsequent quarterly cash distributions will include incremental cash flow generated from the announced Paloma Acquisition.

2024 Guidance

Mach plans to provide full-year 2024 guidance in February of 2024.

Conference Call and Webcast Information

Mach will host a conference call and webcast at 8:00 a.m. Central (9:00 a.m. Eastern) on Thursday, December 7, 2023, to discuss its third-quarter 2023 results. Participants can access the conference call by dialing 877-407-2984. A webcast link to the conference call will be provided on the Company’s website at www.ir.machnr.com. A replay will also be available on the Company’s website following the call.

When available, a copy of the Company’s earnings release and Quarterly Report on Form 10-Q may be found on its website at www.machnr.com.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Mach Natural Resources LP

Investor Relations Contact: ir@machnr.com

About Mach Natural Resources LP

Mach Natural Resources LP is an independent upstream oil and gas company focused on the acquisition, development and production of oil, natural gas and NGL reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas. For more information, please visit www.machnr.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains unaudited financial information. The production, reserve, acreage, well count, drilling locations, and other historical and forward-looking data in this release are presented on a combined basis unless otherwise indicated.

This release contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information as to the outcome and timing of future events at the time such statement was made. Such statements are subject to a number of assumptions, risk and uncertainties, many of which are beyond the control of the Company. These include, but are not limited to, the satisfaction of conditions to the closing of the Paloma Acquisition, the Company’s ability to consummate financing for the Paloma Acquisition, commodity price volatility; the impact of epidemics, outbreaks or other public health events, and the related effects on financial markets, worldwide economic activity and our operations; the impact of COVID-19 and governmental measures related thereto, on global demand for oil and natural gas and on the operations of our business; uncertainties about our estimated oil, natural gas and natural gas liquids reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; the concentration of our operations in the Anadarko Basin; difficult and adverse conditions in the domestic and global capital and credit markets; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; lack of availability of drilling and production equipment and services; potential financial losses or earnings reductions resulting from our commodity price risk management program or any inability to manage our commodity risks; failure to realize expected value creation from property acquisitions and trades; access to capital and the timing of development expenditures; environmental, weather, drilling and other operating risks; regulatory changes, including potential shut-ins or production curtailments mandated by the Railroad Commission of Texas, the Oklahoma Corporation Commission, and/or the Kansas Corporation Commission; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and our inability to re-establish their production; our ability to service our indebtedness; any downgrades in our credit ratings that could negatively impact our cost of and ability to access capital; cost inflation; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insider or other with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and risks related to our ability to expand our business, including through the recruitment and retention of qualified personnel. Please read the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Company’s recently filed registration statement on Form S-1, as amended, which was originally filed with the SEC on September 22, 2023, which is on file with the SEC, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements.

As a result, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

BCE-Mach III LLC Financial Statements

BCE-Mach III LLC is the accounting predecessor to Mach for all periods prior to the IPO. The unaudited financial statements included below are for the three and nine months ended September 30, 2023, of BCE-Mach III LLC, our predecessor, and not of BCE-Mach LLC and BCE-Mach II LLC.

BCE-Mach III LLC Consolidated Balance Sheets (Unaudited)

(in thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$58,737	$29,417
Accounts receivable – joint interest and other	21,957	21,490
Accounts receivable – oil, gas, and NGL sales	68,160	108,277
Inventories	17,647	24,700
Other current assets	3,450	2,349
Total current assets	169,951	186,233

Oil and natural gas properties, using the full cost method:
Proved oil and natural gas properties	1,018,171	749,934
Less: accumulated depreciation, depletion and amortization	(225,604)	(139,514)
Oil and natural gas properties, net	792,567	610,420

Other property, plant and equipment	91,146	82,125
Less: accumulated depreciation	(13,722)	(9,198)
Other property, plant and equipment, net	77,424	72,927

Other assets	2,846	3,052
Operating lease assets	11,995	14,809
Total assets	$1,054,783	$887,441

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$34,106	$19,429
Accrued liabilities	36,774	60,169
Revenue payable	52,955	52,196
Current portion of operating lease liabilities	8,820	10,767
Short-term derivative contracts	3,547	10,080
Total current liabilities	136,202	152,641

Long-term debt	91,900	84,900
Asset retirement obligations	55,973	52,359
Long-term portion of operating lease liabilities	3,296	4,042
Other long-term liabilities	603	269
Total long-term liabilities	151,772	141,570

Commitments and contingencies
Members’ equity	766,809	593,230
Total liabilities and members’ equity	$1,054,783	$887,441

BCE-Mach III LLC Consolidated Statements of Operations (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Oil, natural gas, and NGL sales	$166,706	$258,431	$479,319	$666,873
Midstream revenue	6,683	12,045	20,001	31,929
Gain (loss) on oil and natural gas derivatives	(4,900)	(1,720)	10,842	(74,577)
Product sales	6,900	26,988	24,321	74,948
Total revenues	175,389	295,744	534,483	699,173

Operating expenses
Gathering and processing	7,962	15,147	25,472	35,959
Lease operating expense	28,879	28,431	89,494	68,023
Midstream operating expense	2,725	4,029	8,263	11,006
Cost of product sales	6,024	25,355	21,599	70,313
Production taxes	7,660	14,484	23,186	37,159
Depreciation, depletion, and accretion – oil and natural gas	31,277	26,446	89,372	55,820
Depreciation and amortization – other	1,758	1,217	4,551	3,225
General and administrative	5,360	5,799	15,265	19,447
Total operating expenses	91,645	120,908	277,202	300,952
Income from operations	83,744	174,836	257,281	398,221

Other (expense) income
Interest expense	(2,054)	(1,317)	(5,843)	(3,193)
Other (expense) income, net	1,795	(1,299)	1,550	(178)
Total other expense	(259)	(2,616)	(4,293)	(3,371)
Net income	$83,485	$172,220	$252,988	$394,850

BCE-Mach III LLC Consolidated Statements of Members’ Equity (Unaudited)

(in thousands)

Total Members’ Equity
Balance at December 31, 2022	$593,230
Net income	91,694
Distributions	(59,000)
Equity compensation	647
Balance at March 31, 2023	$626,571
Net income	77,809
Distributions	(15,500)
Equity compensation	647
Balance at June 30, 2023	$689,527
Net income	83,485
Distributions	(26,850)
Contributions	20,000
Equity compensation	647
Balance at September 30, 2023	$766,809

Balance at December 31, 2021	$278,699
Net income	68,625
Equity compensation	1,882
Balance at March 31, 2022	$349,206
Net income	154,005
Distributions	(91,337)
Contributions	65,000
Equity compensation	1,882
Balance at June 30, 2022	$478,756
Net income	172,220
Distributions	(88,500)
Equity compensation	1,882
Balance at September 30, 2022	$564,358

BCE-Mach III LLC Consolidated Statements of Cash Flow (Unaudited)

(in thousands):

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$252,988	$394,850
Adjustments to reconcile net income to cash provided by operating activities
Depreciation, depletion and amortization	93,923	59,045
(Gain) loss on derivative instruments	(10,842)	74,577
Cash receipts (payments) on settlement of derivative contracts, net	5,207	(85,507)
Debt issuance costs amortization	232	280
Settlement of contingent consideration	—	(12,925)
Equity based compensation	1,941	5,646
(Gain) loss on sale of assets	(1)	22
Settlement of asset retirement obligations	(445)	(49)
Changes in operating assets and liabilities (decreasing) increasing cash:
Accounts receivable, inventories, other assets	35,334	(63,338)
Revenue payable	6,394	14,258
Accounts payable and accrued liabilities	(2,764)	11,443
Net cash provided by operating activities	381,967	398,302

Cash flows from investing activities
Capital expenditures for oil and natural gas properties	(251,538)	(160,557)
Capital expenditures for other property and equipment	(9,083)	(6,835)
Acquisition of assets	(20,613)	(91,282)
Acquisition of assets – related party	—	(37,242)
Proceeds from sales of oil and natural gas properties	3,305	3,429
Proceeds from sales of other property and equipment	36	18
Net cash used in investing activities	(277,893)	(292,469)

Cash flows from financing activities
Distributions to members	(101,350)	(179,836)
Payment of other financing fees	(404)	—
Proceeds from long-term debt	7,000	—
Repayments of borrowings	—	(900)
Contributions from members	20,000	65,000
Net cash used in financing activities	(74,754)	(115,736)
Net increase (decrease) in cash and cash equivalents	29,320	(9,903)
Cash and cash equivalents, beginning of period	29,417	59,272
Cash and cash equivalents, end of period	$58,737	$49,369

Pro Formas

The unaudited pro forma financial information included below is not necessarily indicative of the operating results that would have occurred had the acquisition been completed on January 1, 2022, and is not necessarily indicative of future results of operations of the combined company. The unaudited pro forma financial information gives effect to the acquisitions of BCE-Mach and BCE-Mach II, as well as the IPO and the use of net proceeds to pay down a portion of the credit facilities outstanding at the time of the IPO, as if the transactions had occurred on January 1, 2022. The unaudited pro forma financial information for the three and nine months ended September 30, 2023, and 2022, is a result of combining the statements of operations of BCE-Mach III with the pre-acquisition results of BCE-Mach and BCE-Mach II, with pro forma adjustments for revenues and expenses. The unaudited pro forma financial information excludes any cost savings anticipated as a result of the acquisition and the impact of any acquisition-related costs.

Pro Forma Consolidated Statement of Operations (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Oil, natural gas, and NGL sales	$208,301	$345,488	$607,987	$910,172
Midstream revenue	6,788	12,159	20,319	32,288
Gain (loss) on oil and natural gas derivatives	(5,228)	(8,457)	17,390	(125,703)
Product sales	6,900	26,988	24,321	74,948
Total revenues	216,761	376,178	670,017	891,705

Operating expenses
Gathering and processing	16,227	26,615	49,657	66,942
Lease operating expense	42,061	41,720	129,500	104,032
Midstream operating expense	2,851	4,161	8,612	11,354
Cost of product sales	6,024	25,355	21,599	70,313
Production taxes	9,577	19,503	29,580	51,019
Depreciation, depletion, and accretion – oil and natural gas	37,896	34,942	109,225	81,279
Depreciation and amortization – other	1,975	1,424	5,186	3,875
General and administrative	7,758	4,703	21,679	17,962
Total operating expenses	124,369	158,423	375,038	406,776
Income from operations	92,392	217,755	294,979	484,929

Other (expense) income
Interest expense	(1,707)	(1,182)	(4,727)	(2,905)
Other (expense) income, net	3,240	(2,927)	(1,726)	1,536
Total other expense	1,533	(4,109)	(6,453)	(1,369)
Net income	$93,925	$213,646	$288,526	$483,560

Pro Forma Results of Operations

Three Months Ended September 30, 2023, Compared to the Three Months Ended September 30, 2022

(in thousands)

	Three Months Ended September 30,		Change
	2023	2022	Amount	Percent
Revenues:
Oil	$135,820	$151,534	(15,714)	(10)%
Natural gas	47,427	149,752	(102,325)	(68)%
Natural gas liquids	25,054	44,202	(19,148)	(43)%
Total oil, natural gas, and NGL sales	208,301	345,488	(137,187)	(40)%
Gain (loss) on oil and natural gas derivatives, net	(5,228)	(8,457)	3,229	(38)%
Midstream revenue	6,788	12,159	(5,371)	(44)%
Product sales	6,900	26,988	(20,088)	(74)%
Total revenues	$216,761	$376,178	$(159,417)	(42)%
Average Sales Price(1):
Oil ($/Bbl)	$80.88	$92.19	$(11.31)	(12)%
Natural gas ($/Mcf)	$2.36	$7.65	$(5.29)	(69)%
NGL ($/Bbl)	$23.47	$38.43	$(14.96)	(39)%
Total ($/Boe) – before effects of realized derivatives	$34.16	$57.04	$(22.88)	(40)%
Total ($/Boe) – after effects of realized derivatives	$33.92	$48.76	$(14.84)	(30)%
Net Production Volumes:
Oil (MBbl)	1,679	1,644	35	2%
Natural gas (MMcf)	20,107	19,574	533	3%
NGL (MBbl)	1,067	1,150	(83)	(7)%
Total (MBoe)	6,098	6,056	42	1%
Average daily total volumes (MBoe/d)	66.28	65.83	0.45	1%

(1)	Average sales prices reflected above exclude gathering and processing expense and the separate benefit of third party midstream revenues.

Pro Forma Results of Operations

Three Months Ended September 30, 2023, Compared to the Three Months Ended September 30, 2022

(in thousands)

	Three Months Ended September 30,		Change
	2023	2022	Amount	Percent
Operating Expenses:
Gathering and processing expense	$16,227	$26,615	$(10,388)	(39)%
Lease operating expense	$42,061	$41,720	$341	1%
Midstream operating expense	$2,851	$4,161	$(1,310)	(31)%
Cost of product sales	$6,024	$25,355	$(19,331)	(76)%
Production taxes	$9,577	$19,503	$(9,926)	(51)%
Depreciation, depletion, amortization and accretion expense – oil and natural gas	$37,896	$34,942	$2,954	8%
Depreciation and amortization expense – other	$1,975	$1,424	$551	39%
General and administrative	$7,758	$4,703	$3,055	65%
Operating Expenses ($/Boe)
Gathering and processing expense	$2.66	$4.39	$(1.73)	(39)%
Lease operating expense	$6.90	$6.89	$0.01	—%
Production taxes (% of oil, natural gas and NGL sales)	4.6%	5.6%	(1.0)%	(18)%
Depreciation, depletion, amortization and accretion expense – oil and natural gas	$6.21	$5.77	$0.44	8%
Depreciation and amortization expense – other	$0.32	$0.24	$0.08	33%
General and administrative	$1.27	$0.78	$0.49	63%

Pro Forma Results of Operations

Nine Months Ended September 30, 2023, Compared to the Nine Months Ended September 30, 2022

(in thousands)

	Nine Months Ended September 30,		Change
	2023	2022	Amount	Percent
Revenues:
Oil	$388,356	$431,169	(42,813)	(10)%
Natural gas	144,011	344,306	(200,295)	(58)%
Natural gas liquids	75,620	134,697	(59,077)	(44)%
Total oil, natural gas, and NGL sales	607,987	910,172	(302,185)	(33)%
Gain (loss) on oil and natural gas derivatives, net	17,390	(125,703)	143,093	(114)%
Midstream revenue	20,319	32,288	(11,969)	(37)%
Product sales	24,321	74,948	(50,627)	(68)%
Total revenues	$670,017	$891,705	$(221,688)	(25)%
Average Sales Price(1):
Oil ($/Bbl)	$76.91	$98.34	$(21.43)	(22)%
Natural gas ($/Mcf)	$2.45	$6.63	$(4.18)	(63)%
NGL ($/Bbl)	$24.29	$41.99	$(17.70)	(42)%
Total ($/Boe) – before effects of realized derivatives	$33.85	$56.01	$(22.16)	(40)%
Total ($/Boe) – after effects of realized derivatives	$33.99	$47.13	$(13.14)	(28)%
Net Production Volumes:
Oil (MBbl)	5,050	4,384	666	15%
Natural gas (MMcf)	58,782	51,942	6,840	13%
NGL (MBbl)	3,113	3,208	(95)	(3)%
Total (MBoe)	17,959	16,249	1,710	11%
Average daily total volumes (MBoe/d)	65.78	59.52	6.26	11%

(1)	Average sales prices reflected above exclude gathering and processing expense and the separate benefit of third party midstream revenues.

Pro Forma Results of Operations

Nine Months Ended September 30, 2023, Compared to the Nine Months Ended September 30, 2022

(in thousands)

	Nine Months Ended September 30,		Change
	2023	2022	Amount	Percent
Operating Expenses:
Gathering and processing expense	$49,657	$66,942	$(17,285)	(26)%
Lease operating expense	$129,500	$104,032	$25,468	24%
Midstream operating expense	$8,612	$11,354	$(2,742)	(24)%
Cost of product sales	$21,599	$70,313	$(48,714)	(69)%
Production taxes	$29,580	$51,019	$(21,439)	(42)%
Depreciation, depletion, amortization and accretion expense – oil and natural gas	$109,225	$81,279	$27,946	34%
Depreciation and amortization expense – other	$5,186	$3,875	$1,311	34%
General and administrative	$21,679	$17,962	$3,717	21%
Operating Expenses ($/Boe)
Gathering and processing expense	$2.77	$4.12	$(1.35)	(33)%
Lease operating expense	$7.21	$6.40	$0.81	13%
Production taxes (% of oil, natural gas and NGL sales)	4.9%	5.6%	(0.7)%	(13)%
Depreciation, depletion, amortization and accretion expense – oil and natural gas	$6.08	$5.00	$1.08	22%
Depreciation and amortization expense – other	$0.29	$0.24	$0.05	21%
General and administrative	$1.21	$1.11	$0.10	9%

Non-GAAP Measures

This release includes non-GAAP financial measures. Such non-GAAP measures are not alternatives to GAAP measures. These non-GAAP measures should not be considered in isolation or as a substitute for analysis of results as reported under GAAP.

Adjusted EBITDA

We include in this release the supplemental non-GAAP financial performance measure Adjusted EBITDA and provide our calculation of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, our most directly comparable financial measures calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income before (1) interest expense and interest income, (2) depreciation, depletion, amortization and accretion, (3) unrealized (gain) loss on derivative settlements, (4) equity-based compensation expense, and (5) (gain) loss on sale of assets.

Adjusted EBITDA is used as a supplemental financial performance measure by our management and by external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others, to more effectively evaluate our operating performance and our results of operation from period to period and against our peers without regard to financing methods, capital structure or historical cost basis. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as indicators of our operating performance. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual items. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies.

Cash Available for Distribution

Cash available for distribution is not a measure of net income or net cash flow provided by or used in operating activities as determined by GAAP. Cash available for distribution is a supplemental non-GAAP financial performance measure used by our management and by external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others, to assess our ability to internally fund our exploration and development activities, pay distributions, and to service or incur additional debt. We define cash available for distribution as net income less (1) interest expense and interest income, (2) depreciation, depletion, amortization and accretion, (3) unrealized (gain) loss on derivative settlements, (4) equity-based compensation expense, (5) (gain) loss on sale of assets, (6) settlement of asset retirement obligations, (7) cash interest expense and cash interest income, (8) development costs and (9) change in accrued realized derivative settlements. Development costs include all of our capital expenditures, other than acquisitions. Cash available for distribution will not reflect changes in working capital balances. Cash available for distribution is not a measurement of our financial performance or liquidity under GAAP and should not be considered as an alternative to, or more meaningful than, net income or net cash provided by or used in operating activities as determined in accordance with GAAP or as indicators of our financial performance and liquidity. The GAAP measures most directly comparable to cash available for distribution are net income and net cash provided by operating activities. Cash available for distribution should not be considered as an alternative to, or more meaningful than, net income or net cash provided by operating activities.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to GAAP Financial Measures

(in thousands):

	Three Months Ended September 30, 2023
	Predecessor	Pro Forma
Net income	$83,485	$93,925
Interest expense	2,054	1,707
Interest income	(387)	(616)
Depreciation, depletion, amortization and accretion	33,035	39,871
Unrealized (gain) loss on derivative settlements	1,678	3,765
Equity-based compensation expense	647	1,085
(Gain) loss on sale of assets	—	(33)
Adjusted EBITDA	$120,512	$139,704

Net income	$83,485	$93,925
Interest expense	2,054	1,707
Interest income	(387)	(616)
Depreciation, depletion, amortization and accretion	33,035	39,871
Unrealized (gain) loss on derivative settlements	1,678	3,765
Equity-based compensation expense	647	1,085
(Gain) loss on sale of assets	—	(33)
Settlement of asset retirement obligations	(366)	(396)
Cash interest expense	(2,023)	(1,630)
Cash interest income	387	616
Development costs	(66,052)	(69,521)
Change in accrued realized derivative settlements	1,183	1,443
Cash available for distribution	$53,641	$70,216